Exhibit 1

JOINT FILING AGREEMENT

This joint filing agreement (this “Agreement”) is made and entered into as of this 14th day of February 2022, by and among RVF VII Sponsor LLC, RCFM GP L.L.C., Resource Capital Associates VII L.P. and Resource Capital Fund VII L.P.

The parties to this Agreement hereby acknowledge and agree that the foregoing statement on Schedule 13G in respect of the Class A ordinary shares, par value $0.0001 per share, of RCF Acquisition Corp. is filed on behalf of each of the parties to this Agreement and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The parties to this Agreement acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

RCF VII SPONSOR LLC

By: RESOURCE CAPITAL FUND VII L.P.
Managing Member of RCF VII Sponsor LLC

By: RCFM GP L.L.C.
General Partner of Resource Capital Fund VII L.P.

/s/ Mason Hills
Name:	Mason Hills
Title:	General Counsel

RCFM GP L.L.C.

/s/ Mason Hills
Name:	Mason Hills
Title:	General Counsel

RESOURCE CAPITAL ASSOCIATES VII L.P.

By: RCFM GP L.L.C.
General Partner of Resource Capital Associates VII L.P.

/s/ Mason Hills
Name:	Mason Hills
Title:	General Counsel

RESOURCE CAPITAL FUND VII L.P.

By: RESOURCE CAPITAL ASSOCIATES VII L.P.
General Partner of Resource Capital Fund VII L.P.

/s/ Mason Hills
Name:	Mason Hills
Title:	General Counsel